EXHIBIT 10.60

RJ FALKNER AND COMPANY
Investment Research and Financial Communications
P. O. Box 1230
Crested Butte, CO 81224



                                    CONTRACT

Customer: U. S. Energy Corp.

Date: February 1, 1999

Term of Contract:  One Year

Contract Begins: February 1, 1999

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The undersigned, acting on behalf of U. S. Energy Corp. ("the customer"), hereby contracts with R. J. Falkner & Company, Inc., for a period of not less than one year, for the provision of consulting services to include the following:

(1) The preparation of at least two "Research Profile" reports during the next twelve months;

(2) Distribution of such reports to the brokerage community, money managers, mutual funds, and individual investors, upon request, or as instructed by the customer, along with exposure of such reports on the StreetNet investor information site on the Internet and on the R. J. Falkner & Company, Inc. website (www.rjfalkner.com);

(3) Distribution of news releases and other company communiques to the brokerage
community,   institutional  and  individual  investors,  and  research  analysts throughout the U. S., Europe, and Canada;

A cash retainer fee for these services will be payable at the rate of $2,000 per month, in advance. In addition to such monthly retainer, the customer will be invoiced for reimbursement of expenses directly incurred in the provision of these services on a monthly basis. Such expenses will primarily involve publishing, printing and postage costs related to the distribution of "Research Profile" reports; telephone calls placed on the customer's behalf; and travel expenses required to visit the customer and/or for trips to visit brokerage firms/investor groups/institutions on behalf of the customer (such trip expenses are pro-rated among several customers). Documentation of these expenses, which should not exceed $500 per month unless pre-approved by the customer, will be

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provided on each monthly  invoice,  and the  customer  agrees to reimburse R. J.
Falkner & Company, Inc. for such expenses within 30 days following receipt of such invoices.

In addition to the cash compensation outlined above, R. Jerry Falkner (as an individual) will be granted a 3-year option to purchase 20,000 shares of U. S. Energy Corp. common stock, with such option to be issued no later than February 28, 1999. The exercise price on the option will be $2.62 per share. Customer hereby agrees to register the shares underlying this option within 24 months of the "start date" of this contract.

This contract may be cancelled by the Customer after twelve months, upon written notice to be received by R. J. Falkner & Company on or before February 1, 2000. If such notice is not forthcoming, the services of R. J. Falkner & Company, Inc. will continue on a month-to-month basis. At any time after completion of the initial one-year term of the contract's starting date, either party may cancel the services of R. J. Falkner & Company, Inc. upon 60 days' written notice. If the customer chooses to terminate the services of R. J. Falkner & Company, Inc. prior to February 1, 2000, customer agrees to pay R. J. Falkner & Company, Inc. all advance retainer fees for the months remaining in the initial twelve-month term of the contract, plus unreimbursed expenses.

In the event of dispute, the prevailing party will be entitled to recover its costs, including reasonable attorney's fees.

The parties acknowledge that this contract is entered into in the state of Wyoming and that any litigation arising from this contract must be adjudicated in Wyoming courts in accordance with Wyoming law.

This contract cannot be assigned without the agreement of both parties.

Signed:


   s/  Keith G. Larsen
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Keith G. Larsen
President
U. S. ENERGY CORP.


   s/  R. Jerry Falkner
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R. Jerry Falkner, CFA
President
R. J. Falkner & Company, Inc.

Date:       2/1/99
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Note:  Please retain one original  copy of this  contract for your records,  and return one original copy to R. J. Falkner & Company, Inc.


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